UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CANADIAN IMPERIAL BANK OF COMMERCE

(Exact Name of Registrant as Specified in Its Charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Commerce Court
Toronto, Ontario, M5L 1A2, Canada
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

CIBC Premium Yield Generator NotesSM due August 31, 2011	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

A complete description of the CIBC Premium Yield Generator NotesSM due August 31, 2011 of the Registrant is contained under the caption “Specific Terms of the Notes” in the Terms Supplement filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) on August 30, 2005, under the Securities Act of 1933, as amended (the “Securities Act”), under the caption “Description of Notes” in the accompanying Prospectus Supplement, and under the caption “Description of the Debt Securities” in the accompanying Prospectus.  Such descriptions are hereby incorporated by reference.

Item 2.  Exhibits

A list of exhibits filed herewith or incorporated herein by reference is set forth on the Index to Exhibits which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:                    August 30, 2005

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Linda A. Wallace
Name:	Linda A. Wallace
Title:	Authorized Signatory

By:	/s/ William Haney
Name:	William Haney
Title:	Authorized Signatory

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

2.1

Form of the Indenture in connection with the issuance of the CIBC Premium Yield Generator NotesSM due August 31, 2011 (incorporated by reference to Exhibit 4.l to Registration Statement No. 333-104577).

2.2	Form of CIBC Premium Yield Generator NotesSM due August 31, 2011.